 &ltR> As filed with the Securities and Exchange Commission March 6, 2009

Registration No.: 333-154422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Velvet Rope Special Events Inc.

Delaware	8741	80-0217073
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number.)

&ltR> 10 Universal City Plaza, 20th Floor Universal City, CA 91608 818-753-2331
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ms. Maneeja Noory, President &ltR>10 Universal City Plaza, 20th Floor Universal City, CA 91608 818-753-2331
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
Copies of all communication to: Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, New York 10607 Telephone (914) 674-4373 Fax (914) 693-2963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this prospectus

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐                 Accelerated Filer   ☐

Non-accelerated Filer ☐                   Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $.0001 per share (1)	550,000	$0.25	$137,500	$5.40 *

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.25 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.25.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

•         Previously Paid

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,

&ltR> DATED March 6, 2009

VELVET ROPE SPECIAL EVENTS, INC.

&ltR> 10 Universal City Plaza, 20th Floor

Universal City, CA 91608

Up to 550,000 Shares of Common Stock

Offering Price: $0.25 per share

 &ltR> As of March 6, 2009, we had 4,140,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 550,000 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have contacted Spartan Securities Group Ltd. (“Spartan”) to apply to have our common stock quoted on the Over the Counter Bulletin Board maintained by the Financial Regulatory Authority (“FINRA”) ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, they may not be successful in such efforts, and our common stock may never trade in any market.  We do not have a written agreement with Spartan Securities Group Ltd. regarding an application to FINRA.

Selling stockholders will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

&ltR>

The date of this prospectus is March 6, 2009.


SUMMARY OF OUR OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

OUR BUSINESS

&ltR> Velvet Rope Special Events, Inc. (“Velvet Rope Special Events”, “we”, “us” or the “Company”) was initially formed as a California Corporation in August 2005 and became a Delaware corporation in June 2008.

We are a full-service corporate and social event planning company, providing organizations and individuals the industry expertise needed to deliver the message or impression the client wants to communicate to their guests and attendees.  From weddings to corporate and social events, Velvet Rope helps define and execute the vision of its clients from the initial planning stages to event follow-up and success metrics.

With operations based in Los Angeles, California, the Company is headquartered in one of the most densely populated places in the world. A majority of our revenue is generated from regional markets, primarily Southern California.

Due to the recent credit crunch and economic downturn in the United States, the need for professional expertise in planning and executing successful events while streamlining costs is critical.  The Company, with a proven track record and list of vendor and industry contacts, is well positioned to capitalize on this opportunity within its current target market.

Velvet Rope Special Events has been in operations since August 22, 2005.  Since our inception, the appropriate people, repeatable business processes, and technology have been put in place with a goal to ensure financial stability and earnings growth.  Our mission is to provide professional event planning and related services to individuals and business within the Los Angeles metropolitan area.

From the very beginning, we have sought to work exclusively with professional, creative and hard-working vendors when hiring outside resources.  This has been coupled with comprehensive training programs to yield superior results and an ability to deliver on a client’s vision.

Client engagements always begin with an in-depth understanding of the organization’s or individual’s expectations and budgetary requirements, complete with a detailed survey analysis and several interviews before structuring an event.  This ensures that we have a true understanding of the client expectations and vision, with the goal of producing happy clients that will promote the Company’s brand.

Historical financial results indicate that income generated from social event planning and execution has represented approximately 40 percent of revenues with the remaining 60 percent of revenues coming from corporate events.  Management is currently looking to grow revenues by focusing client development on the corporate market.

The Offering

Securities being offered:	Up to 550,000 shares of common stock, par value $0.0001 by selling stockholders.
Offering price per share:	$0.25.
Offering period:	The shares will be offered on a time to time basis by the selling stockholders.
Net proceeds:	We will not receive any proceeds from the sale of the shares.
Use of proceeds:	We will not receive any proceeds from the sale of the shares.
Number of Shares of Common Stock Authorized and Outstanding:	4,140,000 shares of common stock issued and outstanding, 100,000,000 shares of common stock authorized. 5,000,000 shares of blank check preferred stock authorized – none issued.

There is no trading market for our shares. We have contacted Spartan Securities Group Ltd., a broker-dealer, to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. Selling stockholders will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Selected Financial Information

&ltR>
	June 30, 2008	June 30, 2007	December 31, 2008 (Unaudited)	December 31, 2007 (Unaudited)
BALANCE SHEET DATA:
Current Assets:	$4,691	$145	$11,838	$8,646
Total Assets:	$4,691	$145	$16,180	$8,646
Total Liabilities:	$17,187	$1,796	$9,000	$9,624
Stockholders’ (Deficit):	$(12,496)	$(1,651)	$7,180	$(978)


&ltR>

Statements of Operations Data	For the Fiscal Year ended June 30, 2008	For the Fiscal Year ended June 30, 2007	For the Six Months Ended December 31, 2008 (Unaudited)	For the Six Months Ended December 31, 2007 (Unaudited)
Net Revenue:	$ 47,155	$ 8,100	$ 35,847	$ 22,900
Cost of Services:	$ 26,345	$ 5,553	$ 19,886	$ 17,119
Gross Profit:	$ 20,810	$ 2,547	$ 15,961	$ 5,781
Operating Expenses:	$ 51,655	$ 4,198	$ 31,285	$ 5,108
Net (Loss):	$ (30,845)	$ (1,651)	$(15,324)	$ 673


The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this Registration Statement.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition. Additional risks and uncertainties not presently known to us that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

&ltR> We may not be able to continue as a going concern and if we do not our stock may become worthless. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $48,542 at December 31, 2008, net loss from operations and net cash used in operations of $15,324 and $19,494 for the interim period ended December 31, 2008, respectively.  While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations.  Management will continue to make efforts to increase revenues by operating at higher levels.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

&ltR> If we do not receive additional funding to expand operations the value of our stock could be adversely affected.  As of March 5, 2009, we had cash of approximately $7,500.  We estimate that such cash reserves are not sufficient to fund our daily operations. To fund our daily operations we must raise additional capital.  No assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding we may be required to scale back current operations.

We intend to become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.  Following the effective date of our  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, our incurring these costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008 we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ending June 30, 2010. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Our officer has no experience in managing a public company.  Our sole officer has no previous experience in managing a public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We do not presently have a Chief Financial Officer.  Our CEO does not have any experience as a chief financial officer (“CFO”).  While we are seeking to hire a CFO, we may not be successful in these efforts.  In the absence of a CFO we will be unable to fully implement internal controls and procedures required of a public corporation.  As a result we may become subject to regulatory inquiries and reviews which may hamper our ability to move forward with our business.

We do not have any independent directors.   Our sole officer, Ms. Noory, is our sole director and there is no director who is independent of management.  We are continuing our efforts to attract independent directors, but until we do so conflicts between the interests of Ms. Noory and our other shareholders will be resolved solely by Ms. Noory and this may prove detrimental to the interests of our other shareholders.

Our officer does not have an employment agreement with us and could cease working for us at any time causing us to cease our operations.  Our sole officer does not have an employment agreement with us.  In the absence of an employment agreement with a restrictive covenant on the part of the employee, our officer could leave us at any time or commence working for a competitive company.  Furthermore, California law, under which we operate, may cast substantial doubt on the enforceability of any restrictive covenant that we may obtain from our sole officer in the future.  Accordingly, the continued services of our sole officer cannot be assured. If Ms. Noory were to cease working for us, we would have to cease operations.

There is the risk of personal injuries and accidents in connection with our planned events, which could subject us to personal injury or other claims and increase our expenses.

There are inherent risks involved with producing events. As a result, personal injuries and accidents have, and may, occur from time to time, which could subject us to claims and liabilities for personal injuries. Incidents in connection with our events at any venues that we rent could also result in claims, reducing operating income.  While we maintain insurance polices that provide coverage within limits that are sufficient, in management’s judgment, to protect us from material financial loss for personal injuries sustained by persons at our venues or accidents in the ordinary course of business, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

Our revenues depend in part on the success of our marketing campaigns, and there can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenue or profits.

Similar to many companies, we spend amounts on advertising, promotional and other marketing campaigns for securing events and other business activities. Such marketing activities include, among others, internet marketing campaigns, sales brochure, direct mail and local media. During Fiscal Year 2008, we spent approximately 4.0% of our revenue on marketing, including advertising, and there can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenue or profits.

Dependence on Key Customers

&ltR> Three (3) customers accounted for 80.5% and 67.9% of total sales for the fiscal years ended June 30, 2008 and 2007, respectively.  Three (3) customers accounted for 84.0% of total sales for the interim period ended December 31, 2008 and one (1) customer accounted for 91.7% of total sales for the interim period ended December 31, 2007.  A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Our business is subject to general economic and business factors that are largely out of our control, any of which could have a material adverse effect on our operating results.

We are also affected by recessionary economic cycles as clients are less likely to engage a professional event planner and substitute such services by self planning events.  Economic conditions may adversely affect our clients and their ability to pay for our services or to host events. If fewer and smaller events become a trend, this may negatively impact our operations.

Our success depends to a large extent upon the continued services of key managerial employees and our ability to attract and retain qualified personnel. Specifically, we are highly dependent on the ability and experience of our key employee, Maneeja Noory. The loss of Ms. Noory, the principal owner of the Company, would present a significant setback for us and could impede the implementation of our business plan. Our success depends upon the continued contributions of our key staff and skilled employees, many of whom would be extremely difficult to replace. Competition for skilled employees in the industry is intense. If we are unable to retain our existing key staff or skilled employees, or hire and integrate new key staff or skilled employees, our operating results would likely be harmed. There is no assurance that we will be successful in acquiring and retaining qualified personnel to execute our current plan of operations.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, Maneeja Noory, owns 3,920,000 or 95% of our 4,140,000 issued and outstanding shares. Even if she were to sell all of her shares that are covered by this prospectus, she would still own 3,590,000 shares or 87% of our issued and outstanding shares. Because of her stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because she may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

Our industry is fragmented and competitive.   The corporate and social event planning industry is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete with numerous regional and local event planning companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on providing event marketing, design and planning services that will compete with our services. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we can charge for our products and services, will not impact our results. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition and the price of our shares in any market that might develop.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations. Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have requested that Spartan Securities Group Ltd.  file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker will actually file the application or if that application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our Board of Directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 5,000,000 shares of preferred stock, $0.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

We anticipate our stock being quoted on the OTCBB which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of their stock. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible. SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Dilution

&ltR> We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders who may offer their shares at a fixed price of $0.25 per share until our common shares are quoted on the Over-The-Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this Prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 550,000 of our 4,140,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From June 2008 through October 2008, 4,140,000 shares of common stock were issued to 37 individuals:

On June 17, 2008, 3,920,000 shares were issued to our president, Maneeja Noory, in exchange for all of her ownership interests in Velvet Rope Special Events, Inc, a California corporation which became our wholly owned subsidiary.

On June 18, 2008, we issued 80,000 shares to our counsel Frank J. Hariton as a founder.

During August and September 2008 an additional 140,000 shares were issued to 35 additional shareholders for $35,000 in cash or $0.25 per share. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he/she was acquiring the shares for his/her own account and for investment. A copy of such subscription agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

&ltR> All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of March 6, 2009, and as adjusted to give effect to the sale of the shares offered hereunder.

&ltR>

SELLING SECURITYHOLDER	SHARES OWNED		SHARES OFFERED	SHARES OWNED
AND RELATIONSHIP TO	(NUMBER AND			(NUMBER AND
THE COMPANY OR ITS	PERCENTAGE)			PERCENTAGE)
AFFILIATES, IF ANY	BEFORE OFFERING			AFTER OFFERING

Maneeja Noory	3,920,000	95%	330,000	3,590,000	87%
President and a Director

Frank J. Hariton	80,000	2%	80,000	0	0%

Addie Saleh(1)	4,000	*	4,000	0	0%
Aiman Abunimeh	4,000	*	4,000	0	0%
Angelica Saleh(2)	4,000	*	4,000	0	0%
Arya Mohammed(3)	4,000	*	4,000	0	0%
Belqis Wassel	4,000	*	4,000	0	0%
David Krauss	4,000	*	4,000	0	0%
Julie Billingsley	4,000	*	4,000	0	0%
Fatima Saleh(5)	4,000	*	4,000	0	0%
Hamid Saleh	4,000	*	4,000	0	0%
Haroon Saleh(6)	4,000	*	4,000	0	0%
Jawid Afzali(7)	4,000	*	4,000	0	0%
Katrina Afzali(8)	4,000	*	4,000	0	0%
Lester Balsley	4,000	*	4,000	0	0%
Mansoor Popal	4,000	*	4,000	0	0%
MaryFrancis Afzali	4,000	*	4,000	0	0%
Masoum Mohammed(4)	4,000	*	4,000	0	0%
Qais Amani	4,000	*	4,000	0	0%
Sekander Bekeran	4,000	*	4,000	0	0%
Shekiba Shams	4,000	*	4,000	0	0%
Sofia Hashemi(9)	4,000	*	4,000	0	0%
Waiz Metzing	4,000	*	4,000	0	0%
Zaki Hashemi(10)	4,000	*	4,000	0	0%
Maily Dinh	4,000	*	4,000	0	0%
Zahra Saberi	4,000	*	4,000	0	0%
Sara Riahi	4,000	*	4,000	0	0%
Airica Chieko Rushing	4,000	*	4,000	0	0%
Michelle Sandoval	4,000	*	4,000	0	0%
Nima Vakili	4,000	*	4,000	0	0%
Karolina Rusek	4,000	*	4,000	0	0%
Timothy C. Gladden	4,000	*	4,000	0	0%
Alina Nazarian(11)	4,000	*	4,000	0	0%
Narineh Nazarian	4,000	*	4,000	0	0%
Narbeh Nazarian	4,000	*	4,000	0	0%
Sahar Ahmadi	4,000	*	4,000	0	0%
Latonya Witlarge	4,000	*	4,000	0	0%
Total	4,140,000	100%	550,000	3,590,000	87%


*Percentage is only indicated if greater than 1%

&ltR> (1) Mr. Addie Saleh may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of his wife, Angelica Saleh.

&ltR> (2) Mrs. Angelica Saleh may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of her husband, Addie Saleh.

&ltR> (3) Mrs. Arya Mohammed may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of her husband, Masoum Mohammed.

&ltR> (4) Mr. Masoum Mohammed may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of his wife, Arya Mohammed.

&ltR> (5) Mrs. Fatima Saleh may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of her husband, Haroon Saleh.

&ltR> (6) Mr. Haroon Saleh may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of his wife, Fatima Saleh.

&ltR> (7) Mr. Jawid Afzali may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of his wife, Katarina Afzali.

&ltR> (8) Mrs. Katarina Afzali may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of her husband, Jawid Afzali.

&ltR> (9) Mrs. Sofia Hashemi may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of her husband, Zaki Hashemi.

&ltR> (10) Mr. Zaki Hashemi may be deemed to beneficially own 4,000 shares of common stock that are currently held in the name of his wife, Sofia Hashemi.

&ltR> (11) Mrs. Alina Nazarian may be deemed to beneficially own 8,000 shares of common stock that are currently held in the name of her daughter, Narineh Nazarian and her son, Narbeh Nazarian.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

&ltR> Maneeja Noory, our president and CEO is a Selling Stockholder and will be considered to be a statutory underwriter for purposes of this offering and the other selling shareholders may be deemed underwriters. Ms. Noory’s intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us. Ms. Noory is nevertheless offering 8.4% of her shareholder interest, (330,000 shares out of her total holdings of 3,920,000 shares) in this offering (approximately 8.0% of all outstanding common shares) since otherwise sales by Ms. Noory would be restricted to 1% (or approximately 39,200 shares) of all outstanding shares every three months in accordance with Rule 144. As an officer/control person of Velvet Rope Special Events, Ms. Noory may not avail herself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

            Selling Stockholders will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over-The-Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.

DETERMINATION OF OFFERING PRICE

            There is no established public market for the common equity being registered. Our outstanding shares were issued at $0.25 per share in June 2008. Accordingly, in determining the offering price, we selected $0.25 per share, which was the highest and most recent price at which we have issued our shares.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above.

Selling stockholders will sell at a fixed price of $0.25 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers-dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 8% on any sales made hereunder.

Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES – BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor's Corporate Manual or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

Our directors, officers and significant employees are as follows:

Name	Age	Position
Maneeja Noory	27	Chairman, President and CEO

Business Experience

Chairman, President and CEO

Prior to the Company’s inception in 2005 and from 2004 to 2005, Ms. Noory was the Event Planner for Bon Appetite at the J. Paul Getty Museum planning events from intimate gatherings to corporate galas within the walls of the historical structure. Ms. Noory received a nomination for the Event Solutions 2008 prestigious Spotlight Awards as a “Rising Star”. A nomination was also awarded to Velvet Rope Special Events for “Event Planning Company of the Year”. Ms. Noory graduated from the University of California, Irvine in 2004 with a BA in English and Comparative Literature with a minor in Film and Video Production.

Due to her share ownership and positions as our sole officer and director, Maneeja Noory cannot be considered an independent director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by: (i) the highest paid person who is our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options. A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Amount owned before the offering	Amount owned after the offering	Percent of Class After Offering
Maneeja Noory 536 E. Magnolia Blvd. #104, Burbank, CA 91501	3,920,000 shares	3,590,000 shares	87%

All officers and directors as a group (one (1) person)	3,920,000 shares	3,590,000 shares	87%

DESCRIPTION OF CAPITAL STOCK

Introduction

Velvet Rope Special Events, Inc. was incorporated on August 22, 2005 as a California Subchapter S Corporation and became a C corporation on June 17, 2008 in a transaction in which the newly-formed corporation issued 3,920,000 shares of common stock in exchange for all of the outstanding shares of Velvet Rope Special Events, Inc. Velvet Rope Special Events is authorized to issue 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock

Velvet Rope Special Events is authorized to issue 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or outstanding. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue up to 5,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

&ltR> Velvet Rope Special Events, Inc. is authorized to issue 100,000,000 shares of common stock. There are 4,140,000 shares of our common stock issued and outstanding at March 6, 2009 which shares are held by 37 shareholders. The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “Plan of Distribution” subsection entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible" regarding negative implications of being classified as a "Penny Stock."

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Velvet Rope Special Events, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the Board of Directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

*	listed on a national securities exchange,

*	included in the national market system by the National Association of Securities Dealers, or

*	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer. Its telephone number is 727-289-0010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

Revenue Recognition

            The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company records revenue, when persuasive evidence of an arrangement exists, the service is rendered, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

&ltR> RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED JUNE 30, 2008 AND 2007 AND THE SIX MONTHS ENDED DECEMBER 31, 2008 AND 2007

The following table sets forth for the periods indicated certain statement of earnings data as a percentage of operating revenue:

&ltR>

	For the Fiscal Year Ended June 30,		For the Six Months Ended December 31,
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
NET REVENUES	$ 47,155	$ 8,100	$ 35,847	$ 22,900
COST OF SERVICES	$ 26,345	$ 5,553	$ 19,886	$ 17,119
GROSS PROFIT	$ 20,810	$ 2,547	$ 15,961	$ 5,781
OPERATING EXPENSES	$ 51,655	$ 4,198	$ 31,285	$ 5,108
NET (LOSS)	$ (30,845)	$ (1,651)	$(15,324)	$ 673


 Segment information

We report information about operating segments, as well as disclosures about our services, geographic areas and major customers. Operating segments are defined as revenue-producing components of the enterprise, which are generally used internally for evaluating segment performance.

Our revenue base is derived from event planning. We have concluded that we have only one reportable segment, which is the event planning business.

CONTINUING OPERATIONS

Net Revenues

&ltR> A summary of revenue generated for the fiscal years ending June 30, 2008 and 2007 and the six months ending December 31, 2008 and 2007 is as follows:

&ltR>

	Fiscal Year Ended June 30,		For the Six Months Ended December 31
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
Net Revenue	$ 47,155	$ 8,100	$ 35,847	$ 22,900


Total revenue for the fiscal year ended June 30, 2008 was $47,155 compared to $8,100 for the year ended June 30, 2007. This represents an increase of $39,055 from that of the fiscal year ended June 30, 2007, or 482%. This increase reflects an increase in the number of corporate and social event services provided due to increased marketing initiatives and organic revenue growth from client referrals. There were no corporate events in 2007. Social events accounted for 40% of total 2008 revenues and grew by 150% over 2007. Corporate events accounted for 60% of total 2008 revenue. It is unknown at this time if this trend will continue.

&ltR> Total revenue for the six months ended December 31, 2008 was $35,847 compared to $22,900 for the six months ended December 31, 2007. This represents an increase of $12,947 from that of the six months ended December 31, 2007, or 56.5%. This increase reflects an increase in the number of corporate and social event services provided due to increased marketing initiatives and organic revenue growth from client referrals.

Cost of Services

&ltR>

	Fiscal Year Ended June 30,		For the Six Months Ended December 31
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
Cost of Services	$ 26,345	$ 5,553	$ 19,886	$ 17,119
% of Revenue	55.9%	68.6%	55.5%	74.8%


Total cost of services for fiscal year ended June 30, 2008 was $26,345 compared to $5,553 for the fiscal year ended June 30, 2007. This represents an increase of $20,792 from that of the fiscal year ended June 30, 2007, or 374%. This increase reflects an increase in the number of corporate and social event services provided. Expenses within cost of services included independent contractors, vendors, party rentals and party supplies.  As a percentage of revenue, cost of services improved to 55.9% for the fiscal year ended June 30, 2008 from 68.5% for the fiscal year ended June 30, 2007.  This improvement is due to better pricing of events and improved selection and pricing from vendors.

&ltR> Total cost of services for six months ended December 31, 2008 was $19,886 compared to $17,119 for the six months ended December 31, 2007. This represents an increase of $2,767 from that of the six months ended December 31, 2007, or 16.2%. This increase reflects an increase in the number of corporate and social event services provided. Expenses within cost of services included independent contractors, vendors, party rentals and party supplies.  As a percentage of revenue, cost of services improved to 55.5% for the six months ended December 31, 2008 from 74.8% for the six months ended December 31, 2007.  This improvement is due to better pricing of events and improved selection and pricing from vendors.

Gross Profit

  &ltR>

	Fiscal Year Ended June 30,		For the Six Months Ended December 31,
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
Gross Profit	$ 20,810	$ 2,547	$ 15,961	$ 5,781
% of Revenue	44.1%	31.4%	44.5%	25.2%


Gross profit increased by $18,263 for the fiscal year ended June 30, 2008 compared to the corresponding period in the prior year. The increase was primarily due to increased revenue and better pricing of events and improved selection and pricing from vendors.

&ltR> Gross profit increased by $10,180 for the six months ended December 31, 2008 compared to the corresponding six months in the prior year. The increase was primarily due to increased revenue and better pricing of events and improved selection and pricing from vendors.

Operating Expenses

&ltR>

	Fiscal Year Ended June 30,		For the Six Months Ended December 31,
	2008	2007	2008	2007
			(Unaudited)	(Unaudited)
Operating Expenses	$ 51,655	$ 4,198	$ 31,285	$ 5,108
% of Revenue	109.5%	51.8%	87.3%	22.3%


Operating Expenses increased period over period due to increasing costs to fulfill the increased level of event services provided.  In addition, the company incurred additional costs related to it S-1 filing. Operating Expenses due to increased activity grew from $4,198 for the fiscal year ended June 30, 2007 to $16,655 for the fiscal year ended June 30, 2008. We incurred $35,000 in costs related to our S-1 filing in 2008.

&ltR> Operating Expenses increased period over period due to increasing costs to fulfill the increased level of event services provided.  In addition, the company incurred additional costs related to it S-1 filing. Operating Expenses due to increased activity grew from $5,108 for the six months ended December 31, 2007 to $17,509 for the six months ended December 31, 2008. We incurred $13,776 in costs related to our S-1 filing for the six months ended December 31, 2008.  Operating expenses due to increased activity primarily increased period over period due to greater costs associated to travel, advertising, executive salary, telephone and website development.

Liquidity and Capital Resources

&ltR> Since our inception, we have financed our operations through, loans and equity from our principal and funds generated by our business. From time to time, our major stockholder and chief executive officer advances funding to the Company for our working capital purpose. The advances from major stockholder and chief executive officer bear no interest and have no formal repayment terms. However, our major stockholder and chief executive officer has no contractual obligations to fund our operations and there is no assurance can be given that future funding to be available through advances or loans from or the sale of equity to from our major stockholder and chief executive officer.  She has no contractual obligations to fund our operations. As of March 5, 2009, we had approximately $7,500 in cash. We believe that cash on hand may not be adequate to satisfy our ongoing working capital needs. During Fiscal Year 2009, our primary objectives in managing liquidity and cash flows will be to ensure financial flexibility to keep the Company operating and support growth.

Net Cash Provided by (Used in) Operating Activities. Net cash provided by operating activities amounted to $2,616 for the fiscal year ended June 30, 2008 compared to net cash used in operating activities of $1,651 for the fiscal year ended June 30, 2007.  This change is primarily due to an increase in accrued expenses and stock compensation decreased by an increase in net loss.  The Company accrued $15,000 in professional fees in connection with the filing of this registration statement.  On June 18, 2008, the Company issued 80,000 shares of its common stock to its SEC attorney as a founder.

&ltR> Net cash used by operating activities amounted to $(19,494) for the six months ended December 31, 2008 compared to net cash used in operating activities of $(1,608) for the six months ended December 31, 2007.  This change is primarily due to an increase in accrued expenses.

Net Cash Used by Investing Activities.  There was no investing activity for the years ended June 30, 2008 and June 30, 2007.

&ltR> Net cash used by investing activities was $4,633 for the six months ended December 31, 2008 compared to no investing activity in the six months ended December 31, 2007.  The increase in investing activity was primarily due to computer and equipment purchases.

Net Cash Provided by Financing Activities. Net cash received in financing activities was $91 for the fiscal year ended June 30, 2008 compared to net cash received in financing activities of $1,796 for the fiscal year ended June 30, 2007. The decrease in financing activities was primarily due to increased revenue and better pricing of events and improved selection and pricing from vendors.

&ltR> Net cash received in financing activities was $33,113 for the six months ended December 31, 2008 compared to net cash received in financing activities of $7,828 for the six months ended December 31, 2007. The increase in financing activities was primarily due to the private placement offering that took place from August through September 2008. A total of $35,000 was provided by the private placement.

Over the next twelve months we believe that our existing capital may not be sufficient to sustain our operations. Management plans to seek additional capital to fund operations through additional equity, debt financing or credit facilities. We have had early stage discussions with investors about potential investment in our firm at a future date. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our shareholders.

Off Balance Sheet Arrangements

None

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations unless event planning rates could be increased correspondingly. However, the effect of inflation has been minimal over the past two years.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to successfully provide event planning services to meet dynamic customer demand patterns. Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition. Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, the factors discussed below.

OUR BUSINESS

&ltR> Velvet Rope Special Events, Inc. ("Velvet Rope Special Events", "we", "us" or the "Company") was initially formed as a California corporation in August 2005 and became a Delaware corporation in June 2008.

We are a full-service corporate and social event planning company, providing organizations and individuals the industry expertise needed to deliver the message or impression the client wants to communicate to their guests and attendees.  From weddings to corporate and social events, Velvet Rope helps define and execute the vision of its clients from the initial planning stages to event follow-up and success metrics.

With operations based in Los Angeles, California, the Company is headquartered in one of the most densely populated places in the world. A majority of our revenue is generated from regional markets, primarily Southern California.

Due to the recent credit crunch and economic downturn in the United States, the need for professional expertise in planning and executing successful events while streamlining costs is critical.  The Company, with a successful track record and list of vendor and industry contacts, is well positioned to capitalize on this opportunity within its current target market.

Velvet Rope Special Events has been in operations since August 22, 2005.  Since our inception, the appropriate people, repeatable business processes, and technology have been put in place with a goal to ensure financial stability and earnings growth.  Our mission is to provide professional event planning and related services to individuals and business within the Los Angeles metropolitan area

From the very beginning, we have sought to work exclusively with professional, creative and hard-working vendors when hiring outside resources.  This has been coupled with comprehensive training programs to yield superior results and an ability to deliver on a client’s vision.

Client engagements always begin with an in-depth understanding of the organization’s or individual’s expectations and budgetary requirements, complete with a detailed survey analysis and several interviews before structuring an event.  This ensures that we have a true understanding of the client expectations and vision, with the goal of producing happy clients that will promote the Company’s brand.

Historical financial results indicate that income generated from social event planning and execution has represented approximately 40 percent of revenues with the remaining 60 percent of revenues coming from corporate events.  Management is currently looking to grow revenues by focusing client development on the corporate market.

OPERATING PHILOSOPHY

We have a background in planning, organizing and overseeing events. Our success with events has stemmed from our commitment to our clientele. We are supported by vendors and professional support resources.

Our commitment is to enhance customer corporate event experience with staff, quality service and fair prices.

Our Services Are Perfect For:

    * Grand Openings

    * Business Outings

    * Business Meetings & Seminars

    * Trade Shows & Conventions

    * Fund-Raising Events

    * Promotional Events

    * Class Reunions

    * Corporate Parties

    * Weddings

We are members of:

       •  "International Special Events Society” (ISES)

Membership to ISES, gives us instant access to certain special events resources. Members enjoy discounts, business opportunities and promotion, and tailored educational information.

  Superior educational programming
  Extensive resources
  Peer interaction

The Company will need to identify emerging trends and integrate them into business operations, provide quality event consulting services, and continue to invest time and money in new services, marketing and advertising.

The Company’s intention is to add value to our target market, to improve our sales, gross margin, gross profit, and market share.

The Company’s operating philosophy is to position itself as a strategic ally with their clients, who are clients more than customers. By building a business based on long-standing relationships with satisfied clients, we will simultaneously build defenses against competition. The longer the relationship exists, the more the clients understand what they are offered and why they need it.

SERVICES AND PRODUCTS

The Company believes in a client-centered approach; their focus is to assure that every event is a success for the Company and for the people who hire them.

To start a project, they learn about their client's strategic goals and/or their personal vision as well as define the event's audience, which may include family and friends for a social event, or employees, clients and/or media if it’s a corporate client. From that knowledge, they execute an event that is carried out to the smallest detail.

The Company’s option-based proposals give clients the opportunity to evaluate a wide range of services at various levels to fit their budget. The proposals are prepared to adjust budget selections when the budget is flexible to provide options and alternatives when requested.

This client-centered approach allows Velvet Rope to team up with their clients to help them execute an event.

For corporate clients, whether the venue is a vacant office space or a tent in a parking lot, Velvet Rope has the expertise to manage the logistics of working on-site events and the knowledge of current fire codes, internal resources and external services. Whether a client’s goal is to save money, increase productivity, build strong attendance or change the dynamics of their workplace, Velvet Rope can transform the venue into something special.

Working with a team of professionals, Velvet Rope can obtain the best selection of services and maximize the client’s budget to deliver a polished event that reflects the client’s vision.

Velvet Rope Special Events manages all components of an event with a variety of options which make each event memorable and unique:

Strategic Planning & Theme Development

  Strategic planning session to understand client’s vision
  Budget analysis and projection
  Theme mapping to event design, venue selection, food and services, etc.

Event Design

  Décor and theme props
  Event layouts, renderings, CAD design
  Communications, details and event marketing

Event Selections

  Venue
  Catering
  Entertainment
  Promotional design and gift items

Event Logistics

  Tents and rentals
  Staffing
  Security
  Valet
  Production
  Transportation
  Printing, signage
  Registration

Technical Production Services

   PowerPoint or other presentations
   Lighting
   Audio
   Video tape for distribution, webcast or archive
   Video playback

MARKET ANALYSIS

Velvet Rope Special Events continues to conduct industry analysis to stay current on the nature and dynamics of the industry. This process helps management develop insight and devise sustainable business and marketing strategies.

Individual and social events such as weddings represent approximately 40% of the Company’s revenues.  To capture industry trends and benchmarks in the special event planning market, data related to weddings in the United States was analyzed.  Weddings represent a majority of money spent in the special events market, making them a good indicator of overall trends and future opportunities in this market.

According to the 2008 Wedding Industry Trends Report, (available free of charge on The Wedding Report website located at www.theweddingreport.com) the actual number of weddings held in the U.S is projected to grow from approximately 2.2M to 2.4M.  The average cost per wedding is projected to grow from $28.6K to $33.6K from CY 2007 to CY 2013.  In addition, over 80% of weddings in the United States are under $28.8K (see below charts for more details.)

Private organizations make up approximately 60% of the Company’s revenues, and are also one of the growth areas Management is looking to focus on. Private organizations such as businesses, corporations, and political parties host the most events on the largest scales; these events typically generate larger revenues per event. The majority of larger scale holiday functions will fall under this segment.

In addition to private business, Government agencies host many events every year.  These events are moderate in scale with middle to low revenues generated. Emphasis is placed on the visibility of the event for public viewing. The majority of organizational family functions will fall under this segment.

According to the FutureWatch 2008 (available free of charge on the Meeting Professionals International website located at www.mpiweb.org) corporate event planning report which surveys over 1,600 meeting professionals, respondents provided a portrait of an industry that is strong, thriving and moving quickly to meet a variety of internal and external challenges.  In addition, findings pointed to less than one-fifth of meetings business is predicted to be outsourced in 2008, but the total will still represent a 13% increase in volume and a 13% increase in spending over 2007.  Buyers are three times as likely to outsource logistics and meeting services, as opposed to broader meetings strategy development.  This is all good news for 3rd party corporate event planners.

Not only are companies looking to outsource more of their corporate events coupled with an increase in their budgets, but they are also looking to centralize their plans globally. According to the FutureWatch 2008 report, the meetings and events industry is globalizing rapidly. Although the majority of FutureWatch 2008 respondents work for organizations with operations in only one country, 20% expect their global reach to expand over the next year. And companies with the widest spheres of operations are most likely to expand - 57% of respondents in organizations with offices in six or more countries expect expansion in 2008.

In summary, individuals, business organizations, and government institutions are looking to event planners to help them stretch their event budgets, and take over additional activities and services traditionally kept in-house.  Individuals are looking for innovation and creativity in event planners, helping to make social events and weddings a unique and stress-free experience.

Corporations need to motivate their customers, employees, and partners with more and exciting events that drive costs and personnel efficiencies.  Technology will continue to play a great role in standardizing processes on a global scale. Corporate clients are learning that to be successful they must focus on their core competencies, and outsource the rest. These demands will widen the gap between the growing event planning firms and those that will ultimately lose market share.

PRINCIPAL CUSTOMERS

&ltR> Three (3) customers accounted for 80.5% and 67.9% of total sales for the fiscal years ended June 30, 2008 and 2007, respectively.  Three (3) customers accounted for 84.0% of total sales for the interim period ended December 31, 2008 and one (1) customer accounted for 91.7% of total sales for the interim period ended December 31, 2007.  A reduction in sales from or loss of such customers would have a material adverse effect on the Company's results of operations and financial condition.

&ltR> COMPETITION ANALYSIS

&ltR> The market for event planning and services is generally highly fragmented.  Our primary competition comes from prospective clients choosing to self plan their event without using professional consulting or assistance.  In order to compete with self planned events the company must provide a unique event which in turn is cost effective.  Competition on corporate events can also come from in-house staff that coordinates such events.   We also have competition from a number of private companies involved in the business of event planning. We are also aware that other companies offer services with some or many features similar to those that we offer.  Through unique ideas and a core group of professional vendors and independent contractors we feel that our company can maintain a competitive edge within our target market.

MARKETING STRATEGY

Velvet Rope Special Events developed its sales and marketing strategy by analyzing its own internal strengths and then analyzing current market conditions.

The overall marketing plan for the Company’s service is based on the following fundamentals:

•         The segment of the market(s) planned to reach.

•         Share of the market expected to capture over a fixed period of time.

In addition to standard advertisement practices, Velvet Rope Special Events has gained recognition through these additional promotional mediums:

&ltR>

•     Internet Marketing Campaigns – All sales associates’ database contacts generated which allows the company to maintain periodic contact with prospective clients via e-mail.  In addition, the company has advertised its services on industry specific websites.

•     Sales Brochure – The Company frequently mails its brochure to prospective customers from a database of contacts paid for from the Los Angeles Chamber of Commerce.

•     Local Media – The Company places adds within local trade publications to create awareness to the services the company provides.

•     Sales Force – The principal shareholder, Ms. Noory is the primary sales generator for the company.  In addition to Ms. Noory, the company has one (1) independent contractor sales representatives who works on a commission only basis.  The company also cross markets its services with key vendors.


The above efforts have helped drive our increased revenue to date. The above marketing strategies are implemented on an on going basis.

RESEARCH AND DEVELOPMENT

None.

EMPLOYEES

&ltR> As of March 6, 2009, the Company has one employee and works with independent contractors and vendors to provide event services.

OUR OFFICES

Velvet Rope Special Events currently leases corporate office space in Beverly Hills, CA and Valencia, CA to conduct basic business operations.  Space requirements for the Company has been kept to a minimum: for social event clients, most meetings are conducted at restaurants, coffee houses, the client's home, facilities wishing to be used for the event, or over the phone.  For corporate clients, interactions often take place over the phone, via web-conference, or at the client’s place of business.  Velvet Rope Special Events current pays $398.58 a month in rent. The Company has prepaid its rent through November 30, 2008. As of January 1, 2009 the company has moved its corporate headquarters to Universal City, CA. The Company no longer has any office space in Valencia, CA and it now pays approximately $1,300 a month in rent.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of the highest paid person who is officers and directors as a group during our last fiscal year:

&ltR>

Name of individual or identity of group	Capacities in which remuneration was received	Year	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration
Maneeja Noory	Chairman, President and CEO	2008	$2,382	$0	$0	$0	$2,382


&ltR> Advances from stockholder and chief executive officer at December 31, 2008 and June 30, 2008 were $0 and $1,887, respectively.  The advances from stockholder and chief executive officer bear no interest and have no formal repayment terms.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director and we do not plan to pay any cash or other compensation to any person for serving as a director.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Frank J. Hariton, Esq. owns 80,000 shares of our common stock.

EXPERTS

The financial statements of Velvet Rope Special Events, Inc. as of June 30, 2008 and 2007 included in this prospectus have been audited by Li & Company, PC, an independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Velvet Rope Special Events, Inc.

&ltR> 10 Universal City Plaza, 20th Floor

Universal City, CA 91608

818-753-2331

www.vrspecialevents.com

Velvet Rope Special Events, Inc.

June 30, 2008 and 2007

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets	F-3

Statements of Operations	F-4

Statement of Stockholders’ Deficit	F-5

Statements of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-10

Interim Financial Statements for the Interim Periods Ended December 31, 2008 and 2007 (Unaudited)	F-11 to F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Velvet Rope Special Events, Inc.

Beverly Hills, California

We have audited the accompanying balance sheet of Velvet Rope Special Events, Inc. (“VRSE” or the “Company”) as of June 30, 2008 and 2007, and the related statements of operations, stockholders’ deficit and cash flows for the fiscal years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and 2007, and the related statements of operations, stockholders’ deficit and cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had an accumulated deficit and a net loss for the fiscal year ended June 30, 2008.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

October 7, 2008

(Except Note 4, of which the date was December 15, 2008)

VELVET ROPE SPECIAL EVENTS, INC.

BALANCE SHEETS

	June 30, 2008	June 30, 2007

ASSETS
CURRENT ASSETS:
Cash	$2,852	$145
Prepaid rent	1,839	-

Total Current Assets	4,691	145

Total Assets	$4,691	$145

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$300	$-
Advances from stockholder	1,887	1,796
Accrued professional fees	15,000	-

Total Current Liabilities	17,187	1,796

STOCKHOLDERS' DEFICIT:
Preferred stock at $0.0001 par value: 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.0001 par value: 100,000,000 shares authorized,
4,000,000 shares and 3,920,000 shares issued and outstanding, respectively	400	392
Additional paid-in capital	20,322	(392)
Accumulated deficit	(33,218)	(1,651)

Total Stockholders' Deficit	(12,496)	(1,651)

Total Liabilities and Stockholders' Deficit	$4,691	$145

See accompanying notes to the financial statements.
F-3

VELVET ROPE SPECIAL EVENTS, INC.

STATEMENTS OF OPERATIONS

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	June 30, 2008	June 30, 2007

NET REVENUES	$47,155	$8,100

COST OF SERVICES	26,345	5,553

GROSS PROFIT	20,810	2,547

OPERATING EXPENSES:
Professional fees	35,000	-
General and administrative expenses	16,655	4,198

Total operating expenses	51,655	4,198

INCOME (LOSS) FROM OPERATIONS	(30,845)	(1,651)

INCOME TAXES	-	-

NET INCOME (LOSS)	$(30,845)	$(1,651)

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	$(0.01)	$(0.00)

Weighted common shares outstanding
- basic and diluted	3,922,624	3,920,000

See accompanying notes to the financial statements.
F-4

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock, $0.0001 Par Value		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance, June 30, 2006	3,920,000	$392	$(392)	$-	$-

Net loss				(1,651)	(1,651)

Balance, June 30, 2007	3,920,000	392	(392)	(1,651)	(1,651)

Net income for the period from July 1, 2007
through June 17, 2008				2,373	2,373

Balance, June 17, 2008	3,920,000	392	(392)	722	722

Reclassification of undistributed earnings
and losses as of June 17, 2008
to additional paid-in capital			722	(722)	-

Issuance of common stock for services	80,000	8	19,992		20,000

Net loss for the period from June 18, 2008
through June 30, 2008				(33,218)	(33,218)

Balance, June 30, 2008	4,000,000	$400	$20,322	$(33,218)	$(12,496)

See accompanying notes to the financial statements.
F-5

VELVET ROPE SPECIAL EVENTS, INC.

STATEMENTS OF CASH FLOWS

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	June 30, 2008	June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,845)	$(1,651)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Stock based compensation - legal fees	20,000	-
Changes in operating assets and liabilities:
Prepaid rent	(1,839)	-
Accounts payable	300	-
Accrued expenses	15,000	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,616	(1,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts from majority stockholder and chief executive officer	91	1,796

NET CASH PROVIDED BY FINANCING ACTIVITIES	91	1,796

NET CHANGE IN CASH	2,707	145

Cash at beginning of year	145	-

Cash at end of year	$2,852	$145

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Taxes paid	$-	$-

See accompanying notes to the financial statements.
F-6

Velvet Rope Special Events, Inc.

June 30, 2008 and 2007

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

Velvet Rope Special Events, Inc. (“VRSE” or the “Company”) was incorporated as a Subchapter S corporation on August 22, 2005 under the laws of the State of California.  It was converted into a C corporation, incorporated in the State of Delaware on June 17, 2008, in a transaction in which the newly-formed corporation issued an aggregate of 3,920,000 shares of common stock to the former stockholder of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s President and Chief Executive Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($392).  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) issued by the United States Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of June 17, 2008.  The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

The Company provides services in event planning, coordination, music, entertainment, floral, theme decor, theme props, sound, lighting, audio visual services, linens, fabrics, costumes, off-site catering, party rentals, video production, photography, invitations, graphics, destination management, signage and gifts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) using the modified prospective method.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company was a Subchapter S corporation, until June 17, 2008 during which time the Company was treated as a pass through entity for federal income tax purposes.  Under Subchapter S of the Internal Revenue Code stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Effective June 18, 2008, the Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of June 30, 2008 or 2007.

Recently issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008.  Commencing with its annual report for the year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

                Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $33,218 at June 30, 2008 and a net loss from operations of $30,845 for the fiscal year ended June 30, 2008, respectively.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – ADVANCES FROM STOCKHOLDER

Advances from stockholder and chief executive officer at June 30, 2008 and 2007 consisted of the following:

	June 30, 2008	June 30, 2007
Advances from stockholder and chief executive officer	$1,887	$1,796

	$1,887	$1,796

The advances from stockholder and chief executive officer bear no interest and have no formal repayment terms.

NOTE 5 – STOCKHOLDERS’ DEFICIT

Common stock

Velvet Rope Special Events, Inc., a Subchapter S corporation incorporated on August 22, 2005 under the laws of the State of California, was converted into a C corporation, incorporated in the State of Delaware on June 17, 2008, in a transaction in which the newly-formed corporation issued an aggregate of 3,920,000 shares of common stock to the former stockholder of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s President and Chief Executive Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($392).  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) issued by the United States Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of June 17, 2008.

On June 18, 2008, the Company issued 80,000 shares of its common stock for service rendered valued at $20,000 (the estimated fair value on the date of issuance).

NOTE 6 – INCOME TAXES

At June 30, 2008, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of $33,218 that may be used to offset future taxable income through the fiscal year ending June 30, 2028.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax assets of approximately $4,983 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $4,983.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $4,983 for the period from June 17, 2008 through June 30, 2008.

Components of deferred tax assets as of June 30, 2008 are as follows:

June 30, 2008
Net deferred tax assets – Non-current:

Expected Federal income tax benefit from NOL carry-forwards	$4,983
Less valuation allowance	(4,983)
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the effective income tax rate to the federal statutory rate	For the Period from June 18, 2008 through June 30, 2008

Federal income tax rate	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%
Effective income tax rate	0.0%

NOTE 7 – CONCENTRATIONS AND CREDIT RISK

Customers and Credit Concentrations

Credit concentrations at June 30, 2008 and 2007 and customer concentrations for the fiscal years then ended are as follows:

	Net Sales for the Fiscal Year Ended		Accounts receivable At
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2008
Customer A	51.9%	-%	-%	-%
Customer B	17.4%	-%	-%	-%
Customer C	11.2%	-%	-%	-%
Customer D	-%	67.9%	-%	-%

	80.5%	67.9%	-%	-%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

NOTE 8 – SUBSEQUENT EVENT

For the period from August 21, 2008 through September 11, 2008, the Company sold 140,000 shares of its common stock at $0.25 per share to third-five (35) individuals for $35,000.

VELVET ROPE SPECIAL EVENTS, INC.

BALANCE SHEETS

	December 31, 2008	June 30, 2008
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$11,838	$2,852
Prepaid rent	-	1,839

Total Current Assets	11,838	4,691

PROPERTY AND EQUIPMENT - Original cost	2,788	-
Accumulated depreciation	(138)	-

PROPERTY AND EQUIPMENT, net	2,650	-

SOFTWARE - Original cost	1,845	-
Accumulated depreciation	(153)	-

SOFTWARE, net	1,692	-

Total Assets	$16,180	$4,691

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$-	$300
Advances from stockholder	-	1,887
Accrued professional fees	9,000	15,000

Total Current Liabilities	9,000	17,187

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock at $0.0001 par value: 5,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.0001 par value: 100,000,000 shares authorized,
4,140,000 shares and 4,000,000 shares issued and outstanding, respectively	414	400
Additional paid-in capital	55,308	20,322
Accumulated deficit	(48,542)	(33,218)

Total Stockholders' Equity (Deficit)	7,180	(12,496)

Total Liabilities and Stockholders' Equity (Deficit)	$16,180	$4,691

See accompanying notes to the financial statements.
F-11

VELVET ROPE SPECIAL EVENTS, INC.

STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months
	Ended	Ended
	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)

NET REVENUES	$24,159	$21,000

COST OF SERVICES	16,922	16,894

GROSS PROFIT	7,237	4,106

OPERATING EXPENSES:
Professional fees	6,776	-
General and administrative expenses	14,912	3,681

Total operating expenses	21,688	3,681

INCOME (LOSS) BEFORE INCOME TAXES	(14,451)	425

INCOME TAXES	-	-

NET INCOME (LOSS)	$(14,451)	$425

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$0.00

Weighted common shares outstanding
- basic and diluted	4,140,000	3,920,000

See accompanying notes to financial statements.
F-12

VELVET ROPE SPECIAL EVENTS, INC.

STATEMENTS OF OPERATIONS

	For the Six Months	For the Six Months
	Ended	Ended
	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)

NET REVENUES	$35,847	$22,900

COST OF SERVICES	19,886	17,119

GROSS PROFIT	15,961	5,781

OPERATING EXPENSES:
Professional fees	8,776	-
General and administrative expenses	22,509	5,108

Total operating expenses	31,285	5,108

INCOME (LOSS) BEFORE INCOME TAXES	(15,324)	673

INCOME TAXES	-	-

NET INCOME (LOSS)	$(15,324)	$673

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$0.00

Weighted common shares outstanding
- basic and diluted	4,092,820	3,920,000

See accompanying notes to the financial statements.
F-13

VELVET ROPE SPECIAL EVENTS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE INTERIM PERIOD ENDED December 31, 2008
(UNAUDITED)

	Common Stock, $0.0001 Par Value		Additional			Total
	Number of		Paid-in	Accumulated	Deferred	Stockholders'
	Shares	Amount	Capital	Deficit	Compensation	Equity (Deficit)

Balance, June 30,2006	3,920,000	392	(392)	(1,651)	-	(1,651)

Net income for the period from July 1, 2007
through June 17, 2008				2,373	-	2,373

Balance, June 17, 2008	3,920,000	392	(392)	722	-	722

Reclassification of undistributed earnings
and losses as of June 17, 2008
to additional paid-in capital			722	(722)	-	-

Issuance of common stock for services	80,000	8	19,992			20,000

Net loss for the period from June 18, 2008
through September 30, 2008				(33,218)	-	(33,218)

Balance, June30, 2008	4,000,000	400	20,322	(33,218)	-	(12,496)

Issuance of common stock for cash
at $0.25 per share from August 21, 2008
through September 11, 2008	140,000	14	34,986			35,000

Net loss				(15,324)		(15,324)

Balance, December 31, 2008	4,140,000	$414	$55,308	$(48,542)	-	$7,180

See accompanying notes to the financial statements.
F-14

VELVET ROPE SPECIAL EVENTS

STATEMENTS OF CASH FLOWS

	For the Six Months	For the Six Months
	Ended	Ended
	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,324)	$673

Adjustments to reconcile net income (loss) to net cash
used in operating activities
Depreciation expense	138	-
Amortization expense	153	-
Changes in operating assets and liabilities:
Prepaid rent	1,839	(2,281)
Accounts payable	(300)	-
Accrued expenses	(6,000)	-

NET CASH USED IN OPERATING ACTIVITIES	(19,494)	(1,608)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,788)	-
Purchases of software	(1,845)	-

NET CASH USED IN INVESTING ACTIVITIES	(4,633)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts received from (paid to) stockholder	(1,887)	7,828
Proceeds from sale of common stock	35,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	33,113	7,828

NET INCREASE IN CASH	8,986	6,220

Cash at beginning of period	2,852	145

Cash at end of period	$11,838	$6,365

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Taxes paid	$-	$-

See accompanying notes to the financial statements.
F-15

Velvet Rope Special Events, Inc.

December 31, 2008 and 2007

Notes to the Interim Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Velvet Rope Special Events, Inc. (“VRSE” or the “Company”) was incorporated as a Subchapter S corporation on August 22, 2005 under the laws of the State of California.  It was converted into a C corporation, incorporated in the State of Delaware on June 17, 2008, in a transaction in which the newly-formed corporation issued an aggregate of 3,920,000 shares of common stock to the former stockholder of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s President and Chief Executive Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($392).  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) issued by the United States Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of June 17, 2008.  The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

The Company provides services in event planning, coordination, music, entertainment, floral, theme decor, theme props, sound, lighting, audio visual services, linens, fabrics, costumes, off-site catering, party rentals, video production, photography, invitations, graphics, destination management, signage and gifts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended June 30, 2008 and notes thereto contained in the information filed as part of the Company’s Amended Registration Statement on Form S-1/A, of which this Prospectus is a part.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to seven (7) years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in consolidated statements of income and comprehensive income.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, prepaid rent, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) using the modified prospective method.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company was a Subchapter S corporation, until June 17, 2008 during which time the Company was treated as a pass through entity for federal income tax purposes.  Under Subchapter S of the Internal Revenue Code stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Effective June 18, 2008, the Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2008 or 2007.

Recently issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008.  Commencing with its annual report for the year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

                Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $48,542 at December 31, 2008, a net loss from operations of $15,324 and net cash used in operations of $19,494 for the interim period ended December 31, 2008, respectively.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – COMPUTER EQUIPMENT

Computer equipment, stated at cost, less accumulated depreciation at December 31, 2008 and June 30, 2008 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2008	June 30, 2008
Computer equipment	5	$2,788	$-

		2,788	-
Less accumulated depreciation		(138)	(-)

		$2,650	$-

Depreciation expense for the interim periods ended December 31, 2008 was $138.

NOTE 5 – ADVANCES FROM STOCKHOLDER

Advances from stockholder and chief executive officer at December 31, 2008 and June 30, 2008 consisted of the following:

	December 31, 2008	June 30, 2008
Advances from stockholder and chief executive officer	$-	$1,887

	$-	$1,887

The advances from stockholder and chief executive officer bear no interest and have no formal repayment terms.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common stock

Velvet Rope Special Events, Inc., a Subchapter S corporation incorporated on August 22, 2005 under the laws of the State of California, was converted into a C corporation, incorporated in the State of Delaware on June 17, 2008, in a transaction in which the newly-formed corporation issued an aggregate of 3,920,000 shares of common stock to the former stockholder of the S corporation for all of the issued and outstanding shares of the Company.  All shares were held by and all shares of common stock were issued to the Company’s President and Chief Executive Officer.  No cash consideration was paid.  No value was given to the shares issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and additional paid-in capital was recorded as a negative amount ($392).  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) issued by the United States Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of June 17, 2008.

On June 18, 2008, the Company issued 80,000 shares of its common stock for service rendered valued at $20,000 (the estimated fair value on the date of grant).

For the period from August 21, 2008 through September 11, 2008, the Company sold 140,000 shares of its common stock at $0.25 per share to thirty-five (35) individuals for $35,000.

NOTE 7 – CONCENTRATIONS AND CREDIT RISK

Customer and Credit Concentrations

Credit concentrations at December 31, 2008 and June 30, 2008 and customer concentrations for the interim periods ended December 31, 2008 and 2007 are as follows:

	Net Sales for the Interim Periods Ended		Accounts receivable At
	December 31, 2008	December 31, 2007	December 31, 2008	June 30, 2008
Customer A	52.4%	91.7%	-%	-%
Customer B	18.9%	-%	-%	-%
Customer C	12.7%	-%	-%	-%

	84.0%	91.7%	-%	-%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

SUMMARY FINANCIAL DATA

RISK FACTORS

USE OF PROCEEDS

SELLING STOCKHOLDERS

DETERMINATION OF OFFERING PRICE

DIVIDEND POLICY

PLAN OF DISTRUBTION

STATE SECURITIES – BLUE SKY LAWS

LIMITATIONS IMPOSED BY REGULATION M

LEGAL PORCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

DESCRIPTION OF CAPITAL STOCK

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NOTE REGARDING FORWARD-LOOKING STATEMENTS

INFLATION

OUR BUSINESS

EXCUTIVE COMPENSATION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

AUDITED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Dealer Prospectus Delivery Obligation

Until _____________ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses payable by Velvet Rope Special Events in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC registration fee	$5.40
Accounting fees and expenses	15,000.00
Legal fees and expenses	10,000.00
Miscellaneous	494.60

Total	$25,500.00

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 17, 2008, we issued 3,920,000 shares of our common stock to Maneeja Noory in exchange for her ownership interest in Velvet Rope Special Events, Inc a California corporation. On June 18, 2008, we issued 80,000 shares of our common stock to Frank J. Hariton, Esq. as a founder for their par value of $0.0001 per share or $8.00. All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) as transactions by an issuer not involving any public offering. All of the shares issued in such transactions bear an appropriate restrictive legend.

During August and September 2008, 140,000 shares of the Company’s common stock were issued to 35 investors for $35,000 or $0.25 per share. These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. No underwriter or placement agent participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            The following exhibits are filed with this Registration Statement on Form S-1.

&ltR>

Exhibit No.	Description
3.1	Certificate of Incorporation **
3.2	Bylaws **
4.1	Form of Subscription Agreement **
4.2	Specimen Stock Certificate*
5.1	Opinion of Frank J Hariton **
23.1a	Consent of Li & Company, PC
23.2	Consent of Frank J. Hariton (included in Exhibit 5.1)
25.1	Graph
25.2	Graph


* To be filed by amendment.

** Previously filed.

UNDERTAKINGS

We hereby undertake to:

1.  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a) (3) of the Securities Act; and

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

2.  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

&ltR> In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Los Angeles, State of California, on March 6, 2009

VELVET ROPE SPECIAL EVENTS, INC.,

By: /s/ Maneeja Noory

Name: Maneeja Noory

Title: Chairman, CEO   (Principal Executive Officer)

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

&ltR> Maneeja Noory                       Individual                                       3/6/2009

Maneeja Noory	Chairman, Chief Executive Officer and a Director (Principal Executive Officer)	3/6/2009